Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.36 for the Third Fiscal Quarter Ended June 30, 2011

OMAHA, Neb.--(BUSINESS WIRE)--July 19, 2011--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.36 on net income available to common stockholders of $1.8 million for the third fiscal quarter ended June 30, 2011.

“The successful completion of our acquisition of the operating assets of L.P. Shanks Company during the third fiscal quarter was a significant achievement for our Company. We are very enthusiastic to have expanded our presence in the Southeast region and are focusing our energies on growing in this market. Our new customers can look forward to high levels of customer service and proven marketing programs as we integrate our operations. Integration of this acquisition is our highest priority and we are proceeding in a very careful manner. We have been pleased with the results to date,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. “We will continue to focus on acquisitions as a critical element of our long-term strategy to expand our geographic reach and depth of our market penetration.”

Each of AMCON’s operating segments had respectable quarters. The wholesale distribution segment reported revenues of $254.3 million and operating income before depreciation and amortization of $4.5 million in the third quarter of fiscal 2011. The retail health food segment reported revenues of $9.5 million and operating income before depreciation and amortization of $0.9 million for the same period.

“We were very proud of our ability to maintain customer service during the periods of severe weather this quarter in our service territories. This reliability is a function of the emphasis we have placed on the systems and procedures necessary to keep product flowing to our customers,” said Kathleen Evans, President of AMCON’s Wholesale Segment. “We are also looking forward to serving our new customers in the Southeast with AMCON’s expanded suite of products and services which are designed to enhance customer profitability.”

Eric Hinkefent, President of AMCON’s Retail Health Food Segment commented, “We have been able to carefully balance operational efficiency with our high levels of customer service during this period. This balance has enabled us to continue to generate profits in an increasingly competitive market for natural foods and supplements. Additional locations continue to be a high priority and we are actively looking for sites that have the appropriate price value relationship.”

“Our stockholders’ equity grew to $39.1 million during the quarter. We used our credit lines to close the acquisition of L.P. Shanks and also made significant seasonal investments during the quarter. We are pleased that we continue to maintain high levels of liquidity. Our expanded credit lines were very helpful in providing us the flexibility we needed,” said Andrew Plummer, AMCON’s Chief Financial Officer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota, South Dakota, and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2011 and September 30, 2010

	June	September
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash	$1,330,474	$356,735
Accounts receivable, less allowance for doubtful accounts of $0.8 million and $1.6 million at June 2011 and September 2010, respectively	34,508,718	27,903,689
Inventories, net	59,663,739	35,005,957
Deferred income taxes	1,584,981	1,905,974
Prepaid and other current assets	6,492,944	3,013,485
Total current assets	103,580,856	68,185,840

Property and equipment, net	14,087,436	11,855,669
Goodwill	6,149,168	6,149,168
Other intangible assets, net	5,747,387	4,807,644
Other assets	1,255,596	1,069,050
	$130,820,443	$92,067,371
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,249,594	$16,656,257
Accrued expenses	7,298,871	6,007,900
Accrued wages, salaries and bonuses	2,605,329	3,161,817
Income taxes payable	510,945	2,366,667
Current maturities of long-term debt	1,466,525	893,291
Total current liabilities	31,131,264	29,085,932

Credit facility	47,350,031	18,816,709
Deferred income taxes	2,276,551	1,075,861
Long-term debt, less current maturities	6,521,334	5,226,586
Other long-term liabilities	431,524	587,479
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, liquidation preference $25.00 per share	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 62,000 shares outstanding at June 2011 and 80,000 shares outstanding at September 2010, liquidation preference $25.00 per share	1,550,000	2,000,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 162,000 and 180,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 609,320 shares outstanding at June 2011 and 577,432 shares outstanding at September 2010	6,093	5,774
Additional paid-in capital	9,960,895	8,376,640
Retained earnings	29,092,751	24,392,390
Total shareholders’ equity	39,059,739	32,774,804
	$130,820,443	$92,067,371

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2011 and 2010

	For the three months		For the nine months
	ended June		ended June
	2011	2010	2011	2010
Sales (including excise taxes of $85.9 million and $87.9 million, and $238.1 million and $246.3 million, respectively)	$263,828,199	$267,062,440	$725,388,399	$741,502,607
Cost of sales	245,610,146	247,932,676	673,193,512	688,204,656
Gross profit	18,218,053	19,129,764	52,194,887	53,297,951

Selling, general and administrative expenses	13,781,556	14,070,483	40,378,569	41,215,024
Depreciation and amortization	519,099	440,466	1,523,815	1,243,307
	14,300,655	14,510,949	41,902,384	42,458,331
Operating income	3,917,398	4,618,815	10,292,503	10,839,620

Other expense (income):
Interest expense	372,525	370,873	1,020,980	1,144,543
Other (income), net	(73,878)	(32,758)	(141,970)	(69,184)
	298,647	338,115	879,010	1,075,359
Income from operations before income tax	3,618,751	4,280,700	9,413,493	9,764,261
Income tax expense	1,791,000	1,532,000	4,169,000	3,495,000
Net income	1,827,751	2,748,700	5,244,493	6,269,261
Preferred stock dividend requirements	(70,649)	(74,052)	(218,755)	(222,158)
Net income available to common shareholders	$1,757,102	$2,674,648	$5,025,738	$6,047,103

Basic earnings per share available to common shareholders:	$2.93	$4.72	$8.53	$10.73
Diluted earnings per share available to common shareholders:	$2.36	$3.67	$6.81	$8.39

Basic weighted average shares outstanding	599,281	566,224	589,084	563,505
Diluted weighted average shares outstanding	775,416	749,350	769,870	747,035

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,244,493	$6,269,261
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,268,397	1,043,186
Amortization	255,418	200,121
Gain on sale of property and equipment	(37,177)	(31,843)
Stock based compensation	1,740,969	376,422
Net excess tax benefit on equity-based awards	(125,904)	(130,126)
Deferred income taxes	1,521,683	(380,575)
Provision for (recoveries) losses on doubtful accounts	(768,000)	750,489
Provision for losses on inventory obsolescence	104,871	82,778
Other	(6,033)	77,094

Changes in assets and liabilities net of effects of business acquisition:
Accounts receivable	3,044,399	(2,325,168)
Inventories	(20,191,024)	(4,923,666)
Prepaid and other current assets	(3,444,459)	(2,830,201)
Other assets	(186,546)	(35,850)
Accounts payable	2,598,310	3,388,920
Accrued expenses and accrued wages, salaries and bonuses	(824,500)	(375,910)
Income tax payable	(1,729,818)	(1,326,635)
Net cash flows from operating activities	(11,534,921)	(171,703)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,641,035)	(1,423,912)
Proceeds from sales of property and equipment	64,375	62,406
Acquisition	(13,368,057)	(3,099,836)
Net cash flows from investing activities	(14,944,717)	(4,461,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	28,533,322	5,646,484
Principal payments on long-term debt	(684,108)	(682,574)
Proceeds from exercise of stock options	22,391	126,973
Net excess tax benefit on equity-based awards	125,904	130,126
Dividends paid on convertible preferred stock	(218,755)	(222,158)
Dividends on common stock	(325,377)	(310,358)
Net cash flows from financing activities	27,453,377	4,688,493
Net change in cash	973,739	55,448

Cash, beginning of period	356,735	309,914
Cash, end of period	$1,330,474	$365,362

	2011	2010
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$994,280	$1,141,934
Cash paid during the period for income taxes	4,377,134	5,202,208

Supplemental disclosure of non-cash information:
Conversion by holders of Series B Convertible Preferred Stock to common stock	450,000	—
Equipment acquisitions classified as accounts payable	33,233	35,866
Acquisition of equipment through capital leases	—	14,969

Business acquisition:
Accounts receivable	8,881,428	—
Inventory	4,571,629	1,981,498
Property and equipment	1,891,000	122,978
Prepaid assets	35,000	—
Fair value of non-competition agreement	444,428	—
Customer relationship intangible assets	661,090	1,620,000
Goodwill	—	300,360
Accrued expenses	(120,000)	—
Note payable	(2,552,090)	(500,000)
Amount due under non-competition agreement	(444,428)	—
Fair value of contingent consideration due	—	(425,000)

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727